Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Energy Corp., of our report dated March 28, 2022 relating to the December 31, 2021 and 2020 consolidated financial statements of U.S. Energy Corp., which appears in U.S. Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on March 28, 2022.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Plante & Moran, PLLC
Denver, Colorado
June 10, 2022